ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT



THIS ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
("Eleventh Amendment") is entered into as of September
5, 1996 by and between Fleet Capital Corporation, a
Rhode Island corporation, as successor by merger to Fleet Capital Corporation, a Connecticut corporation formerly known as Shawmut Capital Corporation, as successor-in-interest to Barclays Business Credit,
Inc., a Connecticut corporation ("Lender"), and Gottschalks Inc., a Delaware corporation ("Borrower"), with reference to the following facts:

RECITALS

A.   Lender and Borrower are parties to that certain
Loan and Security Agreement dated as of March 30, 1994, as amended by (i) that certain First Amendment to Loan and Security Agreement dated as of May 12, 1994, (ii) that certain Second Amendment to Loan and Security
Agreement dated as of October 12, 1994, (iii) that certain Third Amendment to Loan and Security Agreement dated as of December 30, 1994, (iv) that certain Fourth
Amendment to Loan and Security Agreement dated as of March 22, 1995, (v) that certain Fifth Amendment to
Loan and Security Agreement dated as of March 31, 1995,
(vi) that certain Sixth Amendment to Loan and Security
Agreement dated as of July 31, 1995, (vii) that certain
Seventh Amendment to Loan and Security Agreement dated as of August 9, 1995, (viii) that certain Eighth
Amendment to Loan and Security Agreement dated as of October 17, 1995, (ix) that certain Ninth Amendment to
Loan and Security Agreement dated as of January 26,
1996, and (x) that certain Tenth Amendment to Loan and Security Agreement dated as of March 7, 1996, pursuant to which Lender is providing certain financial accommodations to Borrower on the terms and conditions set forth therein (said Loan and Security Agreement, as from time to time in effect, together with all exhibits and schedules thereto, is hereinafter referred to as the "Loan Agreement").

B. Lender and Borrower desire to amend certain aspects of their financing arrangements under the Loan
Agreement.

AGREEMENT

          NOW, THEREFORE, in consideration of the
foregoing and the agreements contained herein, Lender and Borrower hereby agree as follows:

1. Use of Terms Defined in the Loan Agreement. All capitalized terms that are defined in the Loan
Agreement and that are used without definition herein shall have the respective meanings given to them in the Loan Agreement.

2.   Amendments to the Loan Agreement.

     2.1  The definition of "Bank" set forth in Section
1.1 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

          Bank - Fleet National Bank.

     2.2 The definition of "Borrowing Base" set forth in Section 1.1 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

          Borrowing Base - as at any date of
determination thereof, an amount equal to:

          (i)  the lessor of:

               (A) the Maximum Commitment minus the
face amount of any LC Guaranty or Letter of Credit issued by Lender or any of its Affiliates outstanding at such date; or

              (B) (I) at any time during the period
from March 8 through December 31, 1996, and the period from April 1 through September 29, 1997, the lesser of (x) sixty percent (60%) or (y) the Inventory
Valuation Percentage at such time, of the value of Eligible Inventory at such date, calculated on a first-in, first-out basis (at the lower of cost or market), minus the face amount of any LC Guaranty or Letter of Credit issued by Lender or any of its Affiliates outstanding at such date, and (II) at any other time, fifty percent (50%) of the value of Eligible Inventory at such date, calculated on a first-in, first-out basis (at the lower of cost or market), minus the face amount of any LC Guaranty or Letter of Credit issued by Lender or any of its Affiliates outstanding at such date;

                    MINUS

          (ii) any amounts which Lender may pay
pursuant to any of the Loan Documents for the account of Borrower which remain outstanding.

     2.3  The definition of "Lender" set forth in
Section 1.1 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

          Lender - Fleet Capital Corporation, a Rhode
Island corporation.

     2.4 Section 2.3(A)(i) of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

          (i)  Borrower may give Lender notice of its
intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 10:30 a.m., Pacific Time, on the proposed borrowing date; provided, however, that no such request may be made at a time when there exists a Default or an Event of Default. As an accommodation to Borrower, Lender may permit telephonic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender to Borrower, and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

     2.5 Section 3.2 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

          3.2  Term of Agreement.  Subject to Lender's
right to cease making Revolving Loans to Borrower at any time upon or after the occurrence of a Default or an Event of Default, this Agreement shall be in effect for the period from the date hereof through and including September 29, 1997 (the "Original Term"), and this Agreement shall automatically renew itself for one-year terms thereafter (the "Renewal Terms"), unless terminated as provided in Section 3.3.

     2.6 Section 3.3 (A) of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

          (A)  Upon at least ninety (90) days prior
written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, that no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds, and all Letters of Credit and LC Guaranties issued by Lender or its Affiliates hereunder have expired or otherwise been satisfied. At the effective date of such termination (the "Prepayment Date"), Borrower shall pay to Lender, in addition to all of the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents, as liquidated damages for the loss of the bargain and not as a penalty, the prepayment premium for amounts outstanding on the Revolving Loans by paying to Lender on the Prepayment Date the following amounts:

     If Prepayment is Made
     Between the Following
     Dates, Inclusive:            The Premium Shall Be:

     (i) March 31, 1996 and      one-quarter of one
     March 30, 1997              percent (0.25%)of the
                                 Maximum Commitment

     (ii) March 31, 1997 and    zero percent (0.00%) of
     September 29, 1997         the Maximum Commitment

     (iii) September 30, 1997   one-quarter of one
           and thereafter       percent (0.25%)
                                of the maximum
                                Commitment

     If termination occurs on the last day of the Original Term or on the last day of any Renewal Term, no prepayment shall be payable.

     2.7 Section 8.3(D)(i) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

          (i)  Maintain at all times not less than the
following Consolidated Adjusted Net Earnings from
Operations for the corresponding periods set forth below:

               Fiscal Period                 Amount

               January 1996                <$3,000,000>
               February 1996               <$2,400,000>
               March 1996                    <$950,000>
               April 1996                    <$900,000>
               May 1996                      <$325,000>
               June 1996                     <$225,000>
               July 1996                   <$1,200,000>
               August 1996 and             <$3,000,000>
               each Fiscal Period
               thereafter

     2.8 Section 8.3 (D)(ii) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

          (ii) Maintain at all times, on a fiscal
quarter-to-date basis, not less than the following
Consolidated corresponding fiscal quarters set forth below:

               Fiscal Period                 Amount

               First fiscal quarter      <$4,250,000>
               of Fiscal year
               ending January 1997

               Second fiscal quarter     <$1,750,000>
               of Fiscal Year
               ending January 1997

               Third fiscal quarter      <$1,750,000>
               of Fiscal Year
               ending January 1997

               Fourth fiscal quarter      $5,000,000
               of Fiscal year
               ending January 1997

               Each fiscal quarter        <$2,000,000>
               thereafter


     3.   Continuing Representations of Borrower.
Borrower hereby represents and warrants to Lender that as of the date hereof all representations and warranties contained in the Loan Agreement are true, complete and correct, and no Default or Event of Default has occurred and is continuing.

     4. Incorporation into the Loan Agreement. The terms and conditions of this Eleventh Amendment shall be incorporated by reference in the Loan Agreement as though set forth in full therein. In the event of any inconsistency between the provisions of this Eleventh
Amendment and any other provision of the Loan
Agreement, the terms and provisions of this Eleventh
Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Eleventh Amendment, all of the provisions of the Loan Agreement shall remain in full force and effect to the extent in effect on the date hereof.
Except to the extent, if any, specifically dealt with herein, this Eleventh Amendment does not constitute an amendment or waiver by Lender of any provision of the Loan Agreement, or of any Default, Event of Default, or other default by Borrower thereunder. The Loan
Agreement, as modified by this Eleventh Amendment, together with the other Loan Documents, constitutes the complete agreement among the parties and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter thereof.

     5.   Section Headings.  The headings of the
Sections hereof are for convenience only, are without substantive meaning, and shall not be used in interpreting any provision of this Eleventh Amendment or the Loan Agreement.

     6. Counterparts. This Eleventh Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which shall be one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Eleventh Amendment to Loan and Security
Agreement as of the day and year first written above.

               ("Lender")

               FLEET CAPITAL CORPORATION

               By:   s:/Alisa Frederick
                    Vice President


               "Borrower")

               GOTTSCHALKS INC.

               By:  s:/Alan A. Weinstein
                    Senior Vice President and
                    Chief Financial Officer